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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
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                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


                                May 16, 2002
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                     (Date of Earliest Event Reported)


                     Video Network Communications, Inc.
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           (Exact Name of Registrant as Specified in its Charter)


      Delaware                     000-22235                   52-1707962
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(State of Incorporation)     (Commission File            (I.R.S. Employer
                                 Number)                 Identification Number)


    50 International Drive, Portsmouth, New Hampshire               03801
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     (Address of Principal Executive Offices)                      (Zip Code)


                               (603) 334-6700
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            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         A copy of a press release announcing Video Network Communications, Inc. had entered into a Stock Purchase Agreement with Moneyline Telerate Holdings, which is majority owned by One Equity Partners, the private equity arm of Bank One Corporation, and an Agreement and Plan of Merger with B2BVideo Network Corp. is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


             Exhibit No.      Description

                99.1          Press Release, dated May 17, 2002



                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          VIDEO NETWORK COMMUNICATIONS, INC.


Date:  May 17, 2002                       By: /s/ Carl Muscari
                                              --------------------------------
                                              Name:  Carl Muscari
                                              Title: Chief Executive Officer




                                EXHIBIT 99.1

                  VNCI ANNOUNCES RESTRUCTURING AND MERGER


FOR IMMEDIATE RELEASE


PORTSMOUTH, NH, Friday, May 17, 2002: (OTC BB: VNWCE, VNWWE) Video Network Communications, Inc. today announced that it had entered into a Stock Purchase Agreement with Moneyline Telerate Holdings, which is majority owned by One Equity Partners, the private equity arm of Bank One Corporation, and an Agreement and Plan of Merger with B2BVideo Network Corp.


In connection with the merger agreement, B2BVideo became a wholly owned subsidiary of VNCI and B2B's shareholders were issued 3.0 million shares of VNCI common stock.


Pursuant to the Stock Purchase Agreement, Moneyline purchased 25 million new shares of VNCI common stock at $0.60 per share, for a total investment of $15,000,000. In addition, Moneyline was issued warrants to purchase an additional 11.25 million shares of VNCI common stock at an exercise price of $0.60 per share, and was granted the right to appoint a majority of the directors of VNCI's board.


Simultaneously, certain existing investors and new investors introduced to VNCI by EarlyBirdCapital, a NY-based private equity investment bank, invested a total of $11.1 million, purchasing new shares of VNCI common stock and converting certain outstanding loans to VNCI and B2BVideo into shares of VNCI common stock at $0.60 per share. Existing investors include Dalewood Associates, L.P., K.B. (C.I.) Nominees Limited, and new investors include Wheatley Partners and various affiliated funds.


Following these transactions, VNCI has 48,604,432 shares of common stock outstanding. Moneyline owns 54% of VNCI's fully diluted capitalization.


VNCI, B2BVideo Network and Moneyline also entered into a Strategic Alliance Agreement and certain technology license agreements pursuant to which VNCI and B2BVideo will license software and network processes and sell video equipment to Moneyline. Moneyline will be the exclusive distributor of VNCI's equipment to the financial services market.


About Moneyline Telerate Holdings


Moneyline Telerate is a leading global provider of integrated real-time information and transaction services to the capital markets. With the world's premier benchmark fixed-income content, IP based distribution platform and transaction systems, Moneyline Telerate provides financial services firms with cost-effective, flexible methods for using content to drive investment decisions and order flow across new and existing electronic channels. The firm, established in 1998, is headquartered in New York City. One Equity Partners, the New York-based private equity arm of Bank One Corporation, is the majority shareholder; other shareholders include Japan's QUICK Corp. For further information about Moneyline Telerate, please visit www.moneyline.com.


About Video Network Communications, Inc.


Video Network Communications designs, develops and markets video distribution systems that provide full-motion, high-resolution video networking, enabling video broadcast distribution, retrieval of stored video-on-demand and interpersonal video communications. VNCI's patented technology allows the VNCI Video System to use the active telephone wiring to bring TV-quality video anywhere there is a phone jack. The Company's ISDN/IP and Universal (ATM) Gateway solutions extend the system's reach from enterprise desktops out to the wide-area-networks (WANs). VNCI can be found at www.vnci.net.


About B2BVideo Network, Inc.


B2BVideo is a Delaware corporation formed in December 1999 to deliver to business users managed enterprise video services and is the first company to deliver broadcast-quality video over an IP Multicast network for delivery to the desktop. IP Multicast enables B2BVideo to provide multiple streams of high quality video to thousands of points on the network. B2BVideo offers products and services that enable businesses to integrate all of their video applications onto a single platform for delivery of broadcast quality video to the desktop. B2BVideo customers can: (1) distribute their own programming to employees, clients and other audiences over Private Video Networks (PVNs), (2) access a wide range of business programming (i.e. television programs, training videos, industry conferences, etc.), and (3) conduct video calls and videoconferences.


Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements.